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                                                              EXHIBIT 21.1


                                        WISCONSIN ENERGY CORPORATION
                                        ----------------------------


The following are subsidiaries of Wisconsin Energy Corporation

     Badger Service Company

     Custometrics, LLC

     Minergy Corp.

     WEC Sub Corp.*

     WEC Generation International, Inc.*

     Wisconsin Electric Power Company

     Wisconsin Michigan Investment Corporation

     WISPARK Corporation

     WISVEST Corporation

     WITECH Corporation



     * Non-operating companies.

























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